                                                                      Exhibit 24

                                POWER OF ATTORNEY

         Each of the undersigned directors and officers of Thomas & Betts Corporation hereby severally constitutes and appoints Jerry Kronenberg, Clyde R. Moore, and Fred R. Jones, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to execute a Registration Statement on Form S-3 relating to the Common Stock of Thomas & Betts Corporation obtained by former shareholders of DCP Holding Corp., Electroline Manufacturing Company, Inc., and Patriot Products, Inc., and any and all amendments (including any post-effective amendments) to such Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to perform each and every act necessary to be done as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                                        TITLE                          DATE
---------                                        -----                          ----
/S/ CLYDE R. MOORE              President, Chief Executive Officer and      August 26, 1997
------------------------        Director (Principal Executive Officer)
(Clyde R. Moore)

/S/ FRED R. JONES               Vice President - Finance                    August 26, 1997
------------------------        and Treasurer (Principal Financial
(Fred R. Jones)                 Officer and Principal Accounting Officer)


/S/ JERRY KRONENBERG            Vice President - General Counsel            August 26, 1997
------------------------
(Jerry Kronenberg)

/S/ ERNEST H. DREW              Director                                    August 26, 1997
------------------------
(Ernest H. Drew)

/S/ T. KEVIN DUNNIGAN           Director                                    August 26, 1997
------------------------
(T. Kevin Dunnigan)

/S/ JEANANNE K. HAUSWALD        Director                                    August 26, 1997
------------------------
(Jeananne K. Hauswald)

/S/ THOMAS W. JONES             Director                                    August 26, 1997
------------------------
(Thomas W. Jones)

/S/ ROBERT A. KENKEL            Director                                    August 26, 1997
------------------------
(Robert A. Kenkel)

/S/ JOHN N. LEMASTERS           Director                                    August 26, 1997
------------------------
(John N. Lemasters)

/S/ KENNETH R. MASTERSON        Director                                    August 26, 1997
------------------------
(Kenneth R. Masterson)

/S/ THOMAS C. MCDERMOTT         Director                                    August 26, 1997
------------------------
(Thomas C. McDermott)

/S/ JEAN-PAUL RICHARD           Director                                    August 26, 1997
------------------------
(Jean-Paul Richard)

/S/ IAN M. ROSS                 Director                                    August 26, 1997
------------------------
(Ian M. Ross)

/S/ WILLIAM H. WALTRIP          Director                                    August 26, 1997
------------------------
(William H. Waltrip)